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                                                                    EXHIBIT 99.1


                                SUMMA FOUR, INC.
               SPECIAL MEETING OF STOCKHOLDERS, NOVEMBER 2, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                SUMMA FOUR, INC.


         THE UNDERSIGNED REVOKES ALL PREVIOUS PROXIES, ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 2, 1998 AND THE RELATED PROXY STATEMENT AND APPOINTS ___________ AND _____________, AND EACH OF THEM, AS THE PROXY OF THE UNDERSIGNED IS ENTITLED TO VOTE, EITHER ON HIS [OR HER] OWN BEHALF OR ON BEHALF OF ANY ENTITY OR ENTITIES, AT THE SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT SUMMA FOUR, INC., 25 SUNDIAL AVENUE, MANCHESTER, NEW HAMPSHIRE ON NOVEMBER 2, 1998, AT 10:00 A.M., LOCAL TIME (THE "SPECIAL MEETING"), AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, WITH THE SAME FORCE AND EFFECT AS THE UNDERSIGNED MIGHT OR COULD DO IF PERSONALLY PRESENT THEREAT. THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN THE FOLLOWING MANNER:

1. TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF REORGANIZATION (THE "REORGANIZATION AGREEMENT"), DATED JULY 27, 1998, BY AND AMONG SUMMA FOUR, INC., AGEMO ACQUISITION CORPORATION AND CISCO SYSTEMS, INC. AND THE MERGER OF AGEMO ACQUISITION CORPORATION WITH AND INTO SUMMA FOUR, INC. PURSUANT TO THE REORGANIZATION AGREEMENT (THE "MERGER").

             FOR                AGAINST                   ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

             FOR                AGAINST                   ABSTAIN


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE APPROVAL OF THE MERGER. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THE PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE REORGANIZATION AGREEMENT AND THE APPROVAL OF THE MERGER IF NO SPECIFICATION IS MADE.


                                   PLEASE PRINT THE NAME(S)
                                   APPEARING ON EACH SHARE
                                   CERTIFICATE(S) OVER WHICH
                                   YOU HAVE VOTING AUTHORITY:


                                   --------------------------------------
                                     (PRINT NAME(S) ON CERTIFICATE(S)

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                                         PLEASE SIGN YOUR NAME

                                   --------------------------------------
                                     (AUTHORIZED SIGNATURE(S))

                                   DATE:
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